UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                 placeCityWASHINGTON, StateD.C. PostalCode20549

                                    FORM 8-K/A


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


             Date of Report (date of earliest event reported): October 18, 2012


                          SYNERGY RESOURCES CORPORATION
                          -----------------------------
             (Exact name of Registrant as specified in its charter)


          Colorado                   001-35245             20-2835920
-----------------------------    ------------------       ------------------
 (State or other jurisdiction    (Commission File No.)    (IRS Employer
of incorporation)                                          Identification No.)

                                20203 Highway 60
                         Platteville, Colorado   80651
--------------------------------------------------------------
                (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code:    (970) 737-1073
                                                       --------------

                                       N/A
                     -------------------------------------
          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement


      Amendment to Line of Credit

      On October 18, 2012, Synergy Resources Corporation ("Synergy") entered into an amendment to its revolving line of credit agreement with Community Banks of Colorado, successor in interest to Bank of Choice. The amended terms include an increase from $20,000,000 to $30,000,000 in the maximum amount of borrowings available to Synergy, subject to certain collateral requirements. Other terms of the agreement, including interest on borrowed amounts and the commitment expiration date of November 30, 2014, were not materially changed.

      As of October 18, 2012 approximately $3,000,000 million had been borrowed under the line of credit. Loan proceeds have been used, and proceeds from any future borrowings are expected to be used, primarily to repay prior indebtedness and to fund lease acquisitions and drilling and completion costs.

      For additional information concerning the terms of the original line of credit dated November 30, 2011, see Synergy's Form 8-K report filed on December 1, 2011.

      Agreement to acquire Oil and Gas Properties.

      On October 23, 2012 Synergy entered into an agreement with an Orr Energy, LLC to acquire oil and gas properties consisting of:

     o    36 producing oil and gas wells,

     o    leases covering approximately 3,933 gross (3,196 net) acres, and

     o    miscellaneous equipment.


      If the acquisition is completed, Synergy will have:

     o a 100% working interest (77% net revenue interest) in 29 of the producing wells, with a smaller working/net revenue interest in the remaining 7 wells, and

     o working interests ranging from 100% to 10.3% (net revenue interests ranging from 80% to 8.24%) in any wells which it elects to drill and complete on the acquired leases.


      The oil and gas properties are located in the Wattenberg field, which is part of the Denver-Julesburg Basin.

      The purchase price for the oil and gas properties, subject to ordinary closing adjustments, is $42,000,000, payable in cash of $30,000,000 and $12,000,000 in restricted shares of Synergy's common stock.

      The closing of the acquisition is subject to the completion of title reviews by Synergy and other conditions which are normal for a transaction of this nature.

Item 9.01   Financial Statements and Exhibits

   Exhibit 10.16 - Amendment # 2 to Loan Agreement

   Exhibit 10.17 - Purchase and Sale Agreement (Weld County, Colorado oil and gas properties)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  October 24, 2012.


                                 SYNERGY RESOURCES CORPORATION



                                 By:  /s/ Frank L. Jennings
                                      ---------------------------------
                                      Frank L. Jennings, Principal Financial
                                        and Accounting Officer